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                                                              EXHIBIT (8)(c)(ii)

[LOGO] American General
       Life Companies

                                        November ___, 2010

Dreyfus Variable Investment Fund
Dreyfus Stock Index Fund, Inc.
200 Park Avenue
New York, New York 10166

Re:  (1)  Participation Agreement dated May 1, 1995 between American
          International Life Assurance Company of New York ("AI Life") and Dreyfus Variable Investment Fund ("Dreyfus VIF Participation Agreement")

     (2) Fund Participation Agreement dated May 1, 1995 between AI Life and Dreyfus Stock Index Fund, Inc. (formerly, "Dreyfus Life and Annuity Index Fund, Inc. [d/b/a Dreyfus Stock Index Fund]") ("Dreyfus Stock Participation Agreement")

     (3) Supplemental Agreement dated April 16, 2007 between MBSC Securities Corporation (formerly, "Dreyfus Service Corporation"), American General Life Insurance Company, The United States Life Insurance Company in the City of New York, AI Life and AIG Life Insurance Company ("AIG Life")("Rule 22c-2 Agreement") (Dreyfus VIF Participation Agreement, Dreyfus Stock Participation Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

     As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

     Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

     As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

     Pursuant to Section 10.2(l) of the Dreyfus VIF Participation Agreement and Dreyfus Stock Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. Because AI Life and USL are both parties to the same Rule 22c-2 Agreement, the existing Rule 22c-2 Agreement will remain in force for the former AI Life contracts/policies after the Merger is effective, with USL assuming AI Life's obligations. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

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     AIG Life is also a party to the Rule 22c-2 Agreement, and its rights, duties and obligations under the agreement are unaffected by the Merger. Effective December 8, 2009, AIG Life changed its name to American General Life Insurance Company of Delaware.

     To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

     If you have any questions regarding this matter, please contact _______________________________ or _____________________________.

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE (formerly AIG Life Insurance Company)


By:                                      By:
    ----------------------------------       -----------------------------------
    Rodney E. Rishel                         Lauren W. Jones
    Senior Vice President                    Assistant Secretary


AMERICAN GENERAL LIFE INSURANCE
COMPANY


By:                                      By:
    ----------------------------------       -----------------------------------
    Rodney E. Rishel                         Lauren W. Jones
    Senior Vice President                    Assistant Secretary


AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK
                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------
    Rodney E. Rishel                         Lauren W. Jones
    Senior Vice President                    Assistant Secretary


THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK
                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------
    Rodney E. Rishel                         Lauren W. Jones
    Senior Vice President                    Assistant Secretary

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Consented to, Acknowledged and Agreed:

MBSC Securities Corporation


By:
    ----------------------------------
    Name:
    Title:


DREYFUS VARIABLE INVESTMENT FUND


By:
    ----------------------------------
    Name:
    Title:


DREYFUS STOCK INDEX FUND, INC.


By:
    ----------------------------------
    Name:
    Title:

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                2929 Allen Parkway, A30-25  .  Houston, TX 77019